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                                                              Exhibit 10.2

                              THIRD AMENDMENT TO
                          REVOLVING CREDIT AGREEMENT


          THIS THIRD AMENDMENT TO THE REVOLVING CREDIT AGREEMENT ("Amendment") is made as of February 15, 1995, among Foodmaker, Inc., a Delaware corporation (the "Company"), each of the banks identified on the signature pages hereof (each a "Bank" and, collectively, the "Banks"), Credit Lyonnais New York Branch, as Agent, Collateral Agent and Swing Line Bank and Union Bank, as Issuing Bank.


                              W I T N E S S E T H

          WHEREAS, the Company, the Banks, the Agent, the Collateral Agent, the Swing Line Bank and the Issuing Bank entered into the Revolving Credit Agreement, dated as of July 26, 1994 (as amended by the First Amendment to Revolving Credit Agreement, dated as of December 14, 1994, and as amended by the Second Amendment to Revolving Credit Agreement, dated as of January 24, 1995, the "Credit Agreement"); and

          WHEREAS, the signatories hereto desire to amend the Credit Agreement as set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the covenants and agreements contained herein and in the Credit Agreement, the parties hereto agree that the Credit Agreement is hereby amended as set forth herein:

          1. Capitalized terms used herein which are not otherwise defined herein but are defined in the Credit Agreement shall have the meanings given to such terms in the Credit Agreement.

          2. The first recital to the Credit Agreement is amended to read in its entirety as follows:

          WHEREAS, the Company has requested the Banks to lend up to $52,500,000 to the Company, including letters of credit for the account of the Company in an aggregate amount of up to $25,000,000, on a revolving basis;

          3. Section 6.01(j) of the Credit Agreement is amended to read in its entirety as follows:

          (j) Use of Proceeds. The proceeds of the Loans, the Swing Line Advances and the Syndicated Letters of Credit will be used by the Company for general corporate purposes,
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including working capital and capital expenditures; provided, however, the
Company, during any fiscal year, shall not use more than $2,000,000 of such proceeds to satisfy judgments or fund settlements relating to litigation, tax matters or regulatory matters; provided, further, that the following shall not be counted toward the $2,000,000 amount in the second clause of this
Section 601(j) for fiscal year 1995: (i) payments made by the Company pursuant to the Securities Litigation Settlement, (ii) expenditures by the Company pursuant to the Fischbein Acquisition/Settlement and (iii) the 1986-1988 Federal Income Tax Settlement.

          4. Section 8.01(n) is added to the Credit Agreement to read in its entirety as follows:

          (n) In addition to any repayment required pursuant to Section 2.09, during calendar year 1995, the Company shall, to the extent necessary, repay outstanding Loans and Swing Line Advances so that for a period of 30 consecutive days the aggregate outstanding amount of Loans plus Swing Line Advances equals $0. Such period shall be specified by the Company in a notice delivered to the Agent identified as a "Notice of 1995 Special Clean-Up" not later than two Business Days prior to the commencement of such period, or if no such notice shall be delivered by November 30, 1995, such period shall be the last 30 calendar days of 1995.

          5.  Section 8.03(b) is amended to read in its entirety as follows:

               (b) Capital Expenditures. Not make or permit its Subsidiaries to make, during the fiscal year ending at the date specified, aggregate Consolidated Capital Expenditures other than Consolidated Capital Expenditures made from the proceeds of sale-leaseback transactions ("Net Capital Expenditures"), in an amount in excess of (i) the amount specified below for such period plus (ii) the lesser of (A) $10,000,000 and (B) the excess, in the immediately preceding period, of (I) the amount set forth below for such period, over (II) actual Capital Investments, other than those made from the proceeds of sale-leaseback transactions:

       For the Fiscal Year               Amount
             Ending                   (in millions)
       -------------------            -------------

             10/95                         $30
             09/96                         $43
             09/97                         $45
         and thereafter


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          Notwithstanding any other provision of this Section 8.03(b), if
Consolidated EBITDA equals or exceeds $86,000,000 for the fiscal year ending October 1995, Net Capital Expenditures for the fiscal year ending
September 1996 may equal up to $58,000,000, and if Consolidated EBITDA equals or exceeds $109,000,000 for the fiscal year ending September 1996, Net Capital Expenditures for the fiscal year ending September 1997 may equal up to $62,000,000.

          6.  Section 803(e) is amended to read in its entirety as follows:

               (e) Minimum Net Worth. Have at the end of each of the following periods Consolidated Net Worth of not less than the amount specified for such period:

       For the Fiscal Quarter             Amount
             Ending                   (in millions)
       -------------------            -------------

             01/95                         $90
             04/95                         $84
             07/95                         $90
             10/95                         $90
             01/96                         $85
             04/96                         $85
             07/96                         $90
             09/96                         $95
             01/97                         $90
             04/97                         $90
             07/97                         $105
             09/97                         $110
        and thereafter


          7.  Section 9.01(h) is amended to read in its entirety as follows:

              (h) One or more judgments against the Company or any of its Subsidiaries or attachment against any of the Company's or its Subsidiaries' property, which remain undismissed for a period of 60 days, or any settlements relating to litigation, tax matters or regulatory matters by the Company or any of its Subsidiaries have been made, and the amount thereof not covered by insurance, individually or in the aggregate, exceeds $2,000,000 in any fiscal year, or the operation or result of which could be to interfere
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materially and adversely with the conduct of the business of the Company or any of its Subsidiaries; provided, however, the following shall not constitute a Default or an Event of Default under this Section 9.01(h) and shall be excluded from the aggregation of judgments, attachments and settlements for fiscal 1995: (i) payments made by the Company pursuant to the Securities Litigation Settlement, (ii) expenditures by the Company pursuant to the Fischbein Acquisition/Settlement and (iii) the 1986-1988 Federal Income Tax Settlement.

          8. The definition of "Consolidated EBITDA" is amended to read in its entirety as follows:

          "Consolidated EBITDA" shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Operating Income and (ii) Consolidated Depreciation and Amortization Expense, to the extent deducted from gross income in determining Consolidated Operating Income for such period and (iii) Consolidated Interest Expense, to the extent deducted from gross income in determining Consolidated Operating Income for such period and (iv) gains or losses from minority interests in Family Restaurants, Inc., to the extent included in or deducted from, as the case may be, Consolidated Operating Income for such period and (v) payments made by the Company pursuant to the Securities Litigation Settlement to the extent deducted from Consolidated Operating Income for such period.

          9. The following definitions for terms are added to read in their entirety as follows:

               "Memorandum of Understanding" shall mean the Memorandum of Understanding, dated January 31, 1995, between the Company, Jack Goodall and Robert Nugent and plaintiffs in the Foodmaker Securities Litigation, In re Foodmaker Securities Litigation, CV-93-517 WD.

               "1986-1988 Federal Income Tax Settlement" shall mean the payment in the amount of $1.3 million by the Company to the Internal Revenue Service in connection with its federal income tax returns for fiscal years 1986 through 1988, as discussed in note 8 of the Company's Notes to Consolidated Financial Statements for the fiscal year ended October 2, 1994.

               "Securities Litigation Settlement" shall mean the settlement described in the Memorandum of Understanding provided, the settlement is on terms substantially similar to, and in amounts to be paid by the Company not greater than, those set forth in the Memorandum of Understanding.
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          10.  The Parties hereto agree that failure of the Company to maintain Consolidated EBITDA of not less than $15 million for the fiscal quarter ending January 22, 1995 will not constitute a Default or Event of Default under the Credit Agreement.

          11. The parties hereto agree that failure by the Company to have at the end of fiscal quarter ending January 23, 1995 a Consolidated Net Worth of not less than $90 million will not constitute a Default or an Event of Default under the Credit Agreement.

          12. The Company agrees to pay on demand all reasonable costs and expenses of the Agent (including all reasonable fees and expenses of counsel to the Agent) in connection with the preparation and execution of this Amendment.

          13. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA.

          14. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This Amendment shall become effective as of the date hereof upon the delivery to the Agent of executed counterparts from the Company and the Required Banks.

          15. The Credit Agreement, as amended hereby, shall be binding upon the Company, the Banks, the Agent, the Collateral Agent, the Swing Line Bank and the Issuing Bank and their respective successors and assigns, and shall inure to the benefit of the Company, the Banks, the Agent, the Collateral Agent, the Swing Line Bank and the Issuing Bank and their respective successors and assigns.

          16. Except as expressly provided in this Amendment, all of the terms, covenants, conditions, restrictions and other provisions contained in the Credit Agreement shall remain in full force and effect.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.


                                        FOODMAKER, INC.



                                        By:/s/ Charles Duddles
                                           -----------------------------
                                           Name:  Charles Duddles
                                           Title: Chief Financial Officer


                                        CREDIT LYONNAIS NEW YORK BRANCH
                                        as Agent for the Banks



                                        By:/s/ Frederick Haddad
                                           -----------------------------
                                           Name:  Frederick Haddad
                                           Title: Senior Vice President


                                        CREDIT LYONNAIS NEW YORK BRANCH
                                        as Collateral Agent for the Banks



                                        By:/s/ Frederick Haddad
                                           -----------------------------
                                           Name:  Frederick Haddad
                                           Title: Senior Vice President


                                        CREDIT LYONNAIS NEW YORK BRANCH
                                        as a Bank and as the Swing Line Bank



                                        By:/s/ Frederick Haddad
                                           -----------------------------
                                           Name:  Frederick Haddad
                                           Title: Senior Vice President

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                                        UNITED STATES NATIONAL BANK OF
                                        OREGON



                                        By:/s/ Janet E. Jordan
                                           -----------------------------
                                           Name:  Janet E. Jordan
                                           Title: Vice President



                                        UNION BANK as a Bank and as the
                                        Issuing Bank



                                        By:/s/ Ali Pasha Moghaddam
                                           -----------------------------
                                           Name:  Ali Pasha Moghaddam
                                           Title: Vice President


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